UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 6, 2012

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2012 the board of directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”) announced the appointments of Mindy Grossman and David Humphrey to the Board effective September 6, 2012. In addition, on September 6, 2012, Philip H. Loughlin resigned from the Board, effective immediately.

The Board increased its size from eight to nine members pursuant to the terms of a Stockholders Agreement among the Company and the private equity funds associated with Bain Capital and Catterton Partners (“Catterton”) that hold shares of the Company's common stock (the “Sponsors”) and the Company's founders, entered into in connection with the Company's initial public offering (“IPO”), and appointed Ms. Grossman to fill the vacancy. Ms. Grossman, age 54, is currently the Chief Executive Officer of HSN, Inc. (“HSN”). Previously, she served as Chief Executive Officer of IAC Retailing, a business segment of HSN's former parent company, InterActiveCorp, from 2006 to 2008 and Global Vice President of Nike, Inc.'s apparel business from 2000 to 2006.

Ms. Grossman will serve as a Class II director, which class will stand for re-election at the 2014 annual meeting of stockholders. Ms. Grossman was also appointed to the Board’s audit committee.

Ms. Grossman will participate in the Company’s standard director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company or a Sponsor or founder receives an annual retainer of $90,000 and for those serving as a member of the audit committee an additional retainer of $10,000. In addition, such directors receive an annual grant of restricted stock with a fair market value equal to $100,000 pursuant to which Ms. Grossman was granted 6,939 shares of restricted stock upon her appointment to the Board on September 6, 2012. One-third of the restricted stock vests on each anniversary of the grant date. Ms. Grossman and Mr. Humphrey each entered into the Company's standard indemnification agreement, the form of which was filed as an exhibit to the Company's registration statement on Form S-1, as amended (Registration No. 333-180615).

The Board has determined that Ms. Grossman is an independent director under the NASDAQ listing standards and the Company's independence guidelines set forth in its Corporate Governance Guidelines. The audit committee now includes a majority of independent directors.

Mr. Humphrey, age 35, is a Principal with Bain Capital. Prior to joining Bain Capital in 2001, Mr. Humphrey was an investment banker with Lehman Brothers Inc.’s mergers & acquisitions group. Mr. Humphrey serves on the Board of Directors for Bright Horizons Family Solutions LLC and Skillsoft PLC.

Mr. Humphrey will serve as a Class I director, which class will stand for re-election at the 2013 annual meeting of stockholders. Mr. Humphrey was also appointed to the Board's audit committee. As described in more detail below, under the Stockholders Agreement, the Sponsors have the right, subject to certain conditions, to nominate representatives to the Board and its committees. Mr. Humphrey is replacing Mr. Louglin as Bain Capital's nominee pursuant to the Stockholders Agreement. Mr. Loughlin is a Managing Director of Bain Capital and served on the audit committee and the nominating and corporate governance committee at the time of his resignation from the Board. Mr. Loughlin's decision to resign was not due to any disagreement on any matter relating to the Company's operations, policies or practices.

The Stockholders Agreement grants to the Sponsors the right, subject to certain conditions, to nominate representatives to the Board and its committees. As long as the Sponsors collectively own (directly or indirectly) more than 15% of the Company's outstanding common stock, Bain Capital will have the right to designate two nominees and Catterton will have the right to designate one nominee for election to the Board. However, if Catterton's ownership level falls below 1% of the outstanding common stock, Catterton will no longer have a right to designate a nominee and Bain Capital will have the right to designate three nominees for election to the Board. If at any time the Sponsors own more than 3% and less than 15% of the outstanding common stock, Bain Capital will have the right to designate two nominees for election to the Board. However, if at the time of the nomination, Catterton's ownership percentage is greater than Bain Capital's ownership percentage, each of Bain Capital and Catterton will have the right to designate one nominee for election to the Board. Bain Capital also has certain contractual rights to have one of its nominees serve on each committee of the Board, other than the audit committee, as long as the Sponsors collectively own (directly or indirectly) at least 35% of the Company's outstanding common stock. In addition, as long as the Sponsors collectively own (directly or indirectly) more than 40% of the outstanding common stock, the Board must not, and the Company is required to take all necessary action to ensure that the Board does not exceed nine directors, unless Bain Capital requests that the size of the Board be increased up to the maximum permitted under the Company's organizational documents and appoints directors to fill the vacancies. If the vacancy is created by the death, disability, retirement, resignation or removal of a Bain Capital or Catterton designee to the Board, the Company agrees to take all action necessary to cause the vacancy to be filled by a person designated by Bain Capital or Catterton as the case may be.

The Sponsors, the founders, certain other stockholders and the Company are also parties to an Amended and Restated Registration Rights Agreement entered into in connection with the IPO that provides these stockholders with certain demand and piggyback registration rights that might require the Company to register and bear certain expenses of the sale of their shares of the Company's common stock. The agreement also contains certain restrictions on the sale of shares by these stockholders and customary indemnification provisions in favor of the parties against certain liabilities incurred in connection with the registration of any of the Company's debt or equity securities.

A management company, whose members were the founders and entities associated with the Sponsors, provided management services to the Company and received an aggregate annual management fee equal to $9.1 million plus reimbursement for certain expenses. Management fees, including reimbursable expenses, of $5.7 million and $9.4 million were paid during 2012 and for the year ended December 31, 2011, respectively. The agreement terminated at the time of the IPO at which time the Company also paid an $8.0 million termination fee.

On September 10, 2012, the Company issued a press release announcing the appointments of Ms. Grossman and Mr. Humphrey to and Mr. Loughlin's resignation from the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Company on September 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: September 10, 2012	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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